P R O X Y                         ENTERRA CORPORATION
                         13100 NORTHWEST FREEWAY, SIXTH FLOOR
                                 HOUSTON, TEXAS 77040
             PROXY FOR SPECIAL MEETING OF STOCKHOLDERS -- OCTOBER 5, 1995

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENTERRA CORPORATION. The undersigned hereby appoints Steven C. Grant and Steven W. Krablin, or either of them, with full power of substitution, the proxy or proxies of the undersigned to attend the Special Meeting of Stockholders of Enterra Corporation to be held on Thursday, October 5, 1995, or any adjournment thereof, to vote the shares of stock that the undersigned would be entitled to vote if personally present as indicated below and to represent and vote such shares of the undersigned on any other matters properly brought before the Special Meeting, all as set forth in the August 31, 1995 Joint Proxy Statement/Prospectus and any supplements thereto.

           THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL
                                   DESCRIBED BELOW.

        1. Approval and adoption of the Agreement and Plan of Merger, dated as of June 23, 1995, as amended, between Weatherford International Incorporated and Enterra Corporation, the merger to be effected pursuant thereto and all related transactions.

                      FOR  / /       AGAINST  / /       ABSTAIN  / /

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

    The shares of stock of the undersigned will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" PROPOSAL 1. IF ANY OTHER MATTERS SHOULD PROPERLY COME BEFORE THE SPECIAL MEETING, SUCH SHARES WILL BE VOTED WITH RESPECT TO SUCH MATTERS IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS VOTING SUCH PROXIES. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and the related Joint Proxy Statement/Prospectus.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

  PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND PROMPTLY RETURN IT USING THE
                               ENCLOSED ENVELOPE.
                                              DATED ______________________, 1995
                                              __________________________________
                                                          SIGNATURE
                                              __________________________________
                                                  Signature if held jointly